Exhibit 99.1

News Release
RAMBUS REPORTS THIRD QUARTER 2017 FINANCIAL RESULTS

•	Revenue of $99.1 million, up 10% year over year

•	GAAP diluted net income per share of $0.07; non-GAAP diluted net income per share of $0.19

•	Announced industry’s first silicon-proven server DIMM buffer chipset capable of achieving the speeds expected for next-generation DDR5

•	Teamed up with eftpos domestic debit card network in Australia to support roll out of Apple Pay with tokenization software

SUNNYVALE, Calif. - October 23, 2017 - Rambus Inc. (NASDAQ:RMBS) today reported financial results for the third quarter ended September 30, 2017. Total revenue for the quarter was $99.1 million, 10% higher than a year ago, with GAAP diluted net income per share of $0.07 and non-GAAP diluted net income per share of $0.19. Total revenue for the nine months ended September 30, 2017 was $291.2 million, 22% higher than a year ago.

“We continue to demonstrate our leadership and execution on strategic programs with the industry’s first functional server DIMM buffer chipset to reach the speeds targeted for next-generation DDR5 and the integration of our Token Service Provider software at eftpos to support the roll out of Apple Pay in Australia,” said Dr. Ron Black, chief executive officer of Rambus. “We are excited by our progress, with strong execution on strategic programs for the data center and mobile edge markets, as we continue to deliver profitable growth.”

Business Review

In our Memory and Interfaces Division, we continue to demonstrate our technology leadership with the announcement of the industry’s first functional silicon of a server DIMM buffer chipset capable of achieving the speeds expected for next-generation DDR5. This represented an important milestone for both the company and the market, as it puts Rambus in a leadership position and provides an early path to market readiness and adoption for future data center solutions. The IP cores team extended its portfolio of high-speed interfaces for data center and enterprise applications with the addition of 16G and 30G SerDes IP cores on GLOBALFOUNDRIES 14nm FX-14™ ASIC platform. In addition, and as part of the ongoing ecosystem development to ease integration and accelerate adoption, we validated the interoperability of our memory PHYs with Northwest Logic and ARM memory controllers.

Our Security Division, which consists of our cryptography, mobile payments and smart ticketing businesses, had a strong quarter with the Cryptography team demonstrating the CryptoManager IoT Security Service on a leading cloud platform to enable secure device connectivity, monitoring and provisioning. In addition, we announced Cryptography will partner with SciFive to make our cryptography technology available for the SciFive Freedom platform, easing the path to designing innovative and cost-effective SoCs in the open and growing RISC-V hardware ecosystem. For mobile payments, we continue to gain traction for our tokenization solutions, teaming with eftpos, a leading debit card network in Australia, to support the roll out of Apple Pay to their debit card users with our Token Service Provider software.

Financial Review	GAAP		Non-GAAP(1)
(In millions, except for percentages and per share amounts)	Three Months Ended September 30,		Three Months Ended September 30,
	2017	2016	2017	2016
Revenue	$99.1	$89.9	$99.1	$89.9
Total operating costs and expenses	$82.1	$78.1	$64.6	$60.8
Operating income	$17.0	$11.8	$34.5	$29.1
Operating margin	17%	13%	35%	32%
Net income	$7.7	$4.5	$21.6	$18.0
Diluted net income per share	$0.07	$0.04	$0.19	$0.16

Total cash and marketable securities	$183.6	$150.8	$183.6	$150.8
Total assets	$824.1	$800.3	$824.1	$800.3
Total stockholders’ equity	$589.5	$552.8	$589.5	$552.8

Financial Review	GAAP		Non-GAAP(1)
(In millions, except for percentages and per share amounts)	Nine Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenue	$291.2	$239.0	$291.2	$239.0
Total operating costs and expenses	$252.5	$205.9	$200.7	$160.3
Operating income	$38.7	$33.1	$90.5	$78.7
Operating margin	13%	14%	31%	33%
Net income	$13.3	$10.3	$56.3	$49.3
Diluted net income per share	$0.12	$0.09	$0.49	$0.44

(1)
See “Supplemental Reconciliation of GAAP to Non-GAAP Results” and “Reconciliation of Other GAAP to Non-GAAP Items” tables included below. Note that the applicable non-GAAP measures are presented and that revenue and the balance sheet items are solely presented on a GAAP basis.

Revenue for the quarter was $99.1 million due to execution in our Security Division and continued strength in our licensing program. As a result of our execution in both businesses, revenue for our Memory and Interface Division was up 9% year over year and revenue for our Security Division was up 17% year over year. GAAP total operating costs and expenses were below the low end of our expectations, yielding $0.07 of GAAP net income per share, at the high end of our expectations. We had non-GAAP net income per share of $0.19, at the high end of our expectations.

Cash, cash equivalents, and marketable securities as of September 30, 2017 were $183.6 million, an increase of $15.7 million from June 30, 2017, mainly due to cash generated from operating activities of approximately $15 million. Adjusted EBITDA for the quarter was $37.8 million.

2017 Fourth Quarter Outlook

(In millions, except per share amounts)	GAAP	Non-GAAP (1)
Revenue	$98 - $104	$98 - $104
Total operating costs and expenses	$88 - $83	$69 - $64
Operating income	$11 - $22	$29 - $40
Diluted net income per share	$0.04 - $0.11	$0.16 - $0.22

(1)
See “Reconciliation of GAAP Forward Looking Estimates to Non-GAAP Forward Looking Estimates” tables included below. Note that the applicable non-GAAP measures are presented and that revenue is solely presented on a GAAP basis.

For the fourth quarter of 2017, the Company expects revenue to be between $98 million and $104 million. Revenue is not without risk and achieving revenue in this range will require that the Company sign customer agreements for patent licensing, various product sales, mobile payments software and solutions licensing among other matters. The Company also expects operating costs and expenses to be between $83 million and $88 million, and diluted net income per share to be between $0.04 and $0.11. Additionally, the Company expects non-GAAP operating costs and expenses to be between $64 million and $69 million, and non-GAAP diluted net income per share to be between $0.16 and $0.22. These non-GAAP expectations assume non-GAAP interest and other income and expense of $1.3 million, tax rate of 35% (refer to non-GAAP financial information below - income tax adjustments) and diluted share count of 114 million, and exclude stock-based compensation expense ($8 million), amortization expense ($11 million), and non-cash interest expense on convertible notes ($2 million).

Conference Call:

Rambus management will discuss the results of the quarter during a conference call scheduled for 2:00pm PT today. The call, audio and slides will be available online at investor.rambus.com and a replay will be available for the next week at the following numbers: (855) 859-2056 (domestic) or (404) 537-3406 (international) with ID#98501879.

About Rambus Inc.

Rambus creates innovative hardware and software technologies, driving advancements from the data center to the mobile edge. Our chips, customizable IP cores, architecture licenses, tools, software, services, training and innovations improve the competitive advantage of our customers. We collaborate with the industry, partnering with leading ASIC and SoC designers, foundries, IP developers, EDA companies and validation labs. Our products are integrated into tens of billions of devices and systems, powering and securing diverse applications, including Big Data, Internet of Things (IoT), mobile payments, and smart ticketing. At Rambus, we are makers of better. For more information, visit rambus.com.

Forward-Looking Statements

This release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995 including those relating to Rambus’ expectations regarding our new product and service offerings, growth for 2017 and financial guidance for the fourth quarter of 2017, including revenue, operating costs and expenses, earnings per share and estimated, fixed, long-term projected tax rates, both on a GAAP and non-GAAP basis as appropriate. Such forward-looking statements are based on current expectations, estimates and projections, management’s beliefs and certain assumptions made by Rambus’ management. Actual results may differ materially. Rambus’ business generally is subject to a number of risks which are described more fully in Rambus’ periodic reports filed with the Securities and Exchange Commission. Rambus undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

Contact:
Rahul Mathur
Senior Vice President, Finance and Chief Financial Officer
Rambus Inc.
(408) 462-8000
rmathur@rambus.com

Source: Rambus Inc.

Overview of Non-GAAP Results

In the commentary set forth above and in the financial statements included in this earnings release, the Company presents the following non-GAAP financial measures: operating costs and expenses, operating margin, operating income (loss), net income (loss), diluted net income (loss) per share and Adjusted EBITDA. In computing each of these non-GAAP financial measures, the following items were considered as discussed below: stock-based compensation expenses, acquisition-related transaction costs and retention bonus expense, amortization expenses, non-cash interest expense and certain other one-time adjustments. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Management believes the non-GAAP financial measures are appropriate for both its own assessment of, and to show investors, how the Company’s performance compares to other periods. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Reconciliation from GAAP to non-GAAP results is included in the financial statements contained in this release.

The Company’s non-GAAP financial measures reflect adjustments based on the following items:

Stock-based compensation expense. These expenses primarily relate to employee stock options, employee stock purchase plans, and employee non-vested equity stock and non-vested stock units. The Company excludes stock-based compensation expense from its non-GAAP measures primarily because such expenses are non-cash expenses that the Company does not believe are reflective of ongoing operating results. Additionally, given the fact that other companies may grant different amounts and types of equity awards and may use different option valuation assumptions, excluding stock-based compensation expense permits more accurate comparisons of the Company’s results with peer companies.

Acquisition-related transaction costs and retention bonus expense. These expenses include all direct costs of certain acquisitions and the current periods’ portion of any retention bonus expense associated with the acquisitions. The Company excludes these expenses in order to provide better comparability between periods.

Purchase accounting adjustment for inventory fair value step-up. These adjustments are the result of accounting for certain business acquisitions and are excluded because such adjustments are non-recurring. Additionally, the Company excludes these expenses in order to provide better comparability between periods.

Amortization expense. The Company incurs expenses for the amortization of intangible assets acquired in acquisitions. The Company excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from the Company’s prior acquisitions and have no direct correlation to the operation of the Company’s core business.

Non-cash interest expense on convertible notes. The Company incurs non-cash interest expense related to its convertible notes. The Company excludes non-cash interest expense related to its convertible notes to provide more accurate comparisons of the Company’s results with other peer companies and to more accurately reflect the Company’s ongoing operations.

Income tax adjustments. For purposes of internal forecasting, planning and analyzing future periods that assume net income from operations, the Company estimates a fixed, long-term projected tax rate of approximately 35 percent for both 2017 and 2016, which consists of estimated U.S. federal and state tax rates, and excludes tax rates associated with certain items such as withholding tax, tax credits, deferred tax asset valuation allowance and the release of any deferred tax asset valuation allowance. Accordingly, the Company has applied these tax rates to its non-GAAP financial results for all periods in the relevant years to assist the Company’s planning for future periods. The Company has provided below a reconciliation of its GAAP provision for income taxes and GAAP effective tax rate to the assumed non-GAAP provision for income taxes and non-GAAP effective tax rate.

On occasion in the future, there may be other items, such as impairments or significant gains or losses from contingencies, that the Company may exclude in deriving its non-GAAP financial measures if it believes that doing so is consistent with the goal of providing useful information to investors and management.

Rambus Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 30, 2017	December 31, 2016
ASSETS

Current assets:
Cash and cash equivalents	$182,345	$135,294
Marketable securities	1,287	36,888
Accounts receivable	49,799	21,099
Inventories	5,015	5,633
Prepaids and other current assets	10,998	17,867
Total current assets	249,444	216,781
Intangible assets, net	102,545	132,388
Goodwill	209,318	204,794
Property, plant and equipment, net	54,035	58,442
Deferred tax assets	206,503	168,342
Other assets	2,283	2,749
Total assets	$824,128	$783,496

LIABILITIES & STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$7,016	$9,793
Accrued salaries and benefits	12,278	14,177
Deferred revenue	21,224	16,932
Convertible notes, short-term	131,490	—
Other current liabilities	10,731	10,399
Total current liabilities	182,739	51,301
Long-term liabilities:
Convertible notes, long-term	—	126,167
Long-term imputed financing obligation	37,471	38,029
Other long-term liabilities	14,381	15,217
Total long-term liabilities	51,852	179,413
Total stockholders’ equity	589,537	552,782
Total liabilities and stockholders’ equity	$824,128	$783,496

Rambus Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

Revenue:
Royalties	$72,787	$68,298	$211,733	$194,010
Product revenue	8,661	7,092	27,966	14,306
Contract and other revenue	17,686	14,465	51,506	30,722
Total revenue	99,134	89,855	291,205	239,038
Operating costs and expenses:
Cost of product revenue (1)	5,152	7,031	17,882	12,581
Cost of contract and other revenue	14,456	12,393	43,274	33,139
Research and development (1)	36,196	33,820	109,718	91,100
Sales, general and administrative (1)	26,799	24,795	82,122	69,679
Gain from sale of intellectual property	(479)	—	(479)	—
Gain from settlement	—	—	—	(579)
Total operating costs and expenses	82,124	78,039	252,517	205,920
Operating income	17,010	11,816	38,688	33,118
Interest income and other income (expense), net	208	142	491	1,522
Interest expense	(3,287)	(3,193)	(9,754)	(9,497)
Interest and other income (expense), net	(3,079)	(3,051)	(9,263)	(7,975)
Income before income taxes	13,931	8,765	29,425	25,143
Provision for income taxes	6,236	4,254	16,119	14,878
Net income	$7,695	$4,511	$13,306	$10,265
Net income per share:
Basic	$0.07	$0.04	$0.12	$0.09
Diluted	$0.07	$0.04	$0.12	$0.09
Weighted average shares used in per share calculation
Basic	109,555	110,214	110,353	109,951
Diluted	113,119	113,723	113,861	112,805

_________
(1) Total stock-based compensation expense for the three and nine months ended September 30, 2017 and 2016 is presented as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Cost of product revenue	$20	$14	$53	$42
Research and development	$2,969	$2,337	$9,048	$6,526
Sales, general and administrative	$3,975	$3,092	$11,068	$8,788

Rambus Inc.
Supplemental Reconciliation of GAAP to Non-GAAP Results
(In thousands)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016

Operating costs and expenses	$82,124	$86,476	$78,039	$252,517	$205,920
Adjustments:
Stock-based compensation expense	(6,964)	(6,609)	(5,443)	(20,169)	(15,356)
Acquisition-related transaction costs and retention bonus expense	(47)	(90)	(441)	(218)	(3,038)
Purchase accounting adjustment for inventory fair value step-up	—	—	(1,168)	—	(1,168)
Amortization expense	(10,498)	(10,450)	(10,174)	(31,436)	(26,045)
Non-GAAP operating costs and expenses	$64,615	$69,327	$60,813	$200,694	$160,313

Operating income	$17,010	$8,244	$11,816	$38,688	$33,118
Adjustments:
Stock-based compensation expense	6,964	6,609	5,443	20,169	15,356
Acquisition-related transaction costs and retention bonus expense	47	90	441	218	3,038
Purchase accounting adjustment for inventory fair value step-up	—	—	1,168	—	1,168
Amortization expense	10,498	10,450	10,174	31,436	26,045
Non-GAAP operating income	$34,519	$25,393	$29,042	$90,511	$78,725

Income before income taxes	$13,931	$5,112	$8,765	$29,425	$25,143
Adjustments:
Stock-based compensation expense	6,964	6,609	5,443	20,169	15,356
Acquisition-related transaction costs and retention bonus expense	47	90	441	218	3,038
Purchase accounting adjustment for inventory fair value step-up	—	—	1,168	—	1,168
Amortization expense	10,498	10,450	10,174	31,436	26,045
Non-cash interest expense on convertible notes	1,801	1,774	1,700	5,324	5,026
Non-GAAP income before income taxes	$33,241	$24,035	$27,691	$86,572	$75,776
GAAP provision for income taxes	6,236	2,507	4,254	16,119	14,878
Adjustment to GAAP provision for income taxes	5,398	5,905	5,438	14,181	11,644
Non-GAAP provision for income taxes	11,634	8,412	9,692	30,300	26,522
Non-GAAP net income	$21,607	$15,623	$17,999	$56,272	$49,254

Non-GAAP basic net income per share	$0.20	$0.14	$0.16	$0.51	$0.45
Non-GAAP diluted net income per share	$0.19	$0.14	$0.16	$0.49	$0.44
Weighted average shares used in non-GAAP per share calculation:
Basic	109,555	110,060	110,214	110,353	109,951
Diluted	113,119	112,565	113,723	113,861	112,805

Supplemental Reconciliation of GAAP to Non-GAAP Effective Tax Rate (1)

	Three Months Ended			Nine Months Ended
	September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016

GAAP effective tax rate	45%	49%	49%	55%	59%
Adjustment to GAAP effective tax rate	(10)%	(14)%	(14)%	(20)%	(24)%
Non-GAAP effective tax rate	35%	35%	35%	35%	35%

(1)
For purposes of internal forecasting, planning and analyzing future periods that assume net income from operations, the Company estimates a fixed, long-term projected tax rate of approximately 35 percent for both 2017 and 2016, which consists of estimated U.S. federal and state tax rates, and excludes tax rates associated with certain items such as withholding tax, tax credits, deferred tax asset valuation allowance and the release of any deferred tax asset valuation allowance. Accordingly, the Company has applied these tax rates to its non-GAAP financial results for all periods in the relevant year to assist the Company’s planning for future periods.

Rambus Inc.
Reconciliation of Other GAAP to Non-GAAP Items
(In thousands, except percentages)
(Unaudited)

	GAAP		Non-GAAP
	Three Months Ended September 30,		Three Months Ended September 30,
	2017	2016	2017	2016
Revenue (i)	$99,134	$89,855	$99,134	$89,855
Operating income (ii)	17,010	11,816	34,519	29,042
Operating margin (ii/i)	17%	13%	35%	32%

	GAAP		Non-GAAP
	Nine Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenue (i)	$291,205	$239,038	$291,205	$239,038
Operating income (ii)	38,688	33,118	90,511	78,725
Operating margin (ii/i)	13%	14%	31%	33%

	Three Months Ended September 30,
	2017	2016

Net income	$7,695	$4,511
Add back:
Interest and other income (expense), net	3,079	3,051
Provision for income taxes	6,236	4,254
Depreciation expense	3,249	3,423
Amortization expense	10,498	10,174
EBITDA (1)	$30,757	$25,413
Adjustments:
Stock-based compensation expense	6,964	5,443
Acquisition-related transaction costs and retention bonus expense	47	441
Purchase accounting adjustment for inventory fair value step-up	—	1,168
Adjusted EBITDA (2)	$37,768	$32,465

(1)
EBITDA is a non-GAAP measure that management uses to evaluate the cash generating capacity of the company. The most directly comparable GAAP measure is net income. EBITDA is net income adjusted for net interest expense, income taxes, and depreciation and amortization. It should not be considered as an alternative to net income computed under GAAP.

(2)	Adjusted EBITDA excludes the impact of other non-GAAP adjustments indicated in the above tables.

Rambus Inc.
Reconciliation of GAAP Forward Looking Estimates to Non-GAAP Forward Looking Estimates
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended December 31, 2017
	Low	High

Forward-looking operating costs and expenses	$87.5	$82.5
Adjustments:
Stock-based compensation expense	(7.5)	(7.5)
Amortization expense	(11.0)	(11.0)
Forward-looking Non-GAAP operating costs and expenses	$69.0	$64.0

Forward-looking operating income	$10.5	$21.5
Adjustments:
Stock-based compensation expense	7.5	7.5
Amortization expense	11.0	11.0
Forward-looking Non-GAAP operating income	$29.0	$40.0

Forward-looking income before income taxes	$7.5	$18.5
Adjustments:
Stock-based compensation expense	7.5	7.5
Amortization expense	11.0	11.0
Non-cash interest expense on convertible notes	1.7	1.7
Forward-looking Non-GAAP income before income taxes	$27.7	$38.7
Forward-looking GAAP provision for income taxes	2.6	6.5
Adjustment to Forward-looking GAAP provision for income taxes	7.1	7.0
Forward-looking Non-GAAP provision for income taxes	9.7	13.5
Forward-looking Non-GAAP net income	$18.0	$25.2

Forward-looking Non-GAAP basic net income per share	$0.16	$0.23
Forward-looking Non-GAAP diluted net income per share	$0.16	$0.22
Weighted average shares used in forward-looking Non-GAAP per share calculation:
Basic	111.0	111.0
Diluted	114.0	114.0